SECOND AMENDMENT

This Second Amendment, dated April 25, 2005, is made to that Butterfield Center Lease Agreement dated June 27, 2001 and the First Amendment dated March 4, 2004, by and between Butterfield Center Limited Partnership (as "Landlord") and CDEX, Inc. (as "Tenant") for the Premises located at 4555 South Palo Verde, Suites 107, 123, and 125, Tucson, Arizona.

All terms and conditions of the above referenced Agreements shall remain the same except for the following modifications, which are to be incorporated herein.

1. Landlord     The successor landlord shall be Presson Equity Partners, L.L.P., an Arizona Limited Liability Partnership.

2. Premises     Landlord hereby leases to Tenant that certain real property described on Exhibit "A" (the "Expansion Premises") for the term, at the rental, and upon all the conditions set forth in this Lease. The Expansion Premises is known as 4585 South Palo
                Verde, Suites 405 and 407 containing approximately 3,650 square feet.
                Tenant's proportionate share of Operation Costs, Utility Costs and Taxes shall be 4.66% for Expansion Premises.

3. Term The term of this Lease for the Expansion Premises and Tenant's obligation to pay rent and other charges due hereunder shall commence on June 1, 2005 (the "Commencement Date") and end on December 31, 2005 unless extended by any terms described hereunder.

4. Rent The monthly base rent for the Expansion Premises, beginning June 1, 2005 through December 31, 2005, shall be $1,752.00 per month. The monthly expenses shall be $876.00 per month for Operating Costs, Utility Costs, and Real Estate Taxes (adjusted annually, based on actual).

                The total rent of $2,628.00 per month is an estimate only, which may change, per the Tenant's obligations specified in the Lease.

5. Option to    Provided Tenant has fully and faithfully performed its
   Renew        obligations under the Lease, the Tenant shall have the right to renew the Lease for one (1) two-year period provided Tenant notifies Landlord in writing prior to November 30, 2005, of its intent to do so. If Tenant executes its Option to Renew, all terms and conditions of the Lease Agreement shall remain the same except for rent which shall be adjusted as follows:

                From January 1, 2006 to December 31, 2006: the monthly rent shall be $1,861.50 and from January 1, 2007 to December 31, 2007: the monthly rent shall be $1,971.00.

6. Improvements Prior to June 1, 2005, Landlord shall deliver to Tenant the
                Expansion Premises in clean and good operating condition, including all electric, plumbing, HVAC and fixtures. Landlord shall also improve the Expansion Premises with the following improvements described below:

                o Remove and dispose of carpet in a 13' X 33' area to receive sheet vinyl.

                o Provide and install Medintech sheet vinyl with heat weld seam and flash cove.

                o   Install two owner-provided Legacy doors and frames.

                o Provide and install one pair of Legacy doors with a timely frame.

                o   Touch up paint around door installation.

                o   Clean existing carpet.

Except as specifically stated herein, in all other respects, all other terms and conditions of the Lease shall remain in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed the Second Amendment as of the date first above written.

LANDLORD                                           TENANT

Presson Equity Partners L.L.P., an Arizona         CDEX, Inc.
Limited Liability Partnership

By:  Presson Corporation, an Arizona Corp          By:   /s/ Timothy Shriver
                                                      --------------------------
Its: General Partner                               Its:  Sr. VP Tech Ops
                                                       -------------------------
                                                   Date: 5-11-05
By:  /s/ Daryl R. Burton                                ------------------------
     ------------------------------------
     Daryl R. Burton, President

Date: 5/17/05
     ------------------------------------

Attachments: Exhibit "A"